United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
June 9, 2009
(Date of Report)
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
SIGNATURES

EXPLANATORY NOTE
On June 11, 2009, Ultralife Corporation filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report, among other things, the grant of an option to John C. Casper under Item 5.02 and the changed composition of the Company’s Compensation and Management Committee and Governance Committee under Item 8.01. Mr. Casper’s option was a non-plan option and was not granted under the Company’s Amended and Restated 2004 Long-Term Incentive Plan as indicated in the Report. Ranjit C. Singh was incorrectly reported as a member of the Governance Committee in that Report. This Amendment No. 1 to the Current Report on Form 8-K/A amends and restates the Report in its entirety to reflect the correct characterization of Mr. Casper’s option, the correct composition of the Governance Committee and the reappointment of certain officers.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
On June 9, 2009, Ultralife Corporation (the “Company”) held its 2009 annual meeting of shareholders (“Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected each of the incumbent director nominees named in the Company’s proxy statement to the board of directors of the Company for another one year term.
Following the Annual Meeting, the newly-elected board of directors met and appointed John C. Casper, the Company’s chief financial officer, as the Company’s treasurer. The board of directors also awarded Mr. Casper a non-plan stock option to purchase 30,000 shares of the Company’s common stock, par value $.10 per share, at an exercise price of $7.1845 per share. The stock option has a seven year term and vests over a three year period in equal installments. The board of directors also granted Mr. Casper a time-vested and performance-vested restricted stock award as discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2009.
The board of directors also reappointed Patricia C. Barron as Chair of the board of directors, John D. Kavazanjian as President and Chief Executive Officer and Peter F. Comerford as Secretary for one year terms or until their successors are duly appointed and qualified.

Item 8.01	Other Events.
The board of directors also took the following actions:
Committee Assignments
At the board meeting, the board of directors changed the composition of the Compensation and Management Committee and Governance Committee to:
Compensation and Management Committee:
Daniel W. Christman — Chair
Paula H.J. Cholmondeley
Ranjit C. Singh
Bradford T. Whitmore
Governance Committee:
Carole Lewis Anderson — Chair
Daniel W. Christman
Bradford T. Whitmore
The composition of the other committees of the board of directors remains unchanged.

Committee Chair Compensation
The board of directors increased the annual cash retainer for the chairs of the Compensation and Management Committee and Strategy and Corporate Development Committee. The annual retainer for the chair of the Compensation and Management Committee increased from $5,000 to $8,000 and the annual retainer for the chair of the Strategy and Corporate Development Committee increased from $1,000 to $5,000. The annual cash retainer is paid quarterly in cash after the end of each of the Company’s fiscal quarters.
The annual cash retainers and meeting fees for the board of directors and for the other committees of the Company remain unchanged.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2009	ULTRALIFE CORPORATION
/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and General Counsel